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                                                               Exhibit 23.1




                         INDEPENDENT AUDITOR'S CONSENT


     We hereby consent to the use of our report dated March 31, 1997, accompanying the consolidated financial statements of Renaissance Entertainment Corporation as of March 31, 1996 and December 31, 1996 and for the periods ended March 31, 1995, March 31, 1996 and December 31, 1996 included in the Company's Registration Statement on Form S-1 and to the reference made to our firm under the caption "Experts" in the Registration Statement.


/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.


September 15, 1997